EIGHTH AMENDMENT TO LEASE
THIS EIGHTH AMENDMENT TO LEASE (this “Eighth Amendment”) is entered into as of May 29, 2020 (the “Effective Date”), by and between POINT RICHMOND R&D ASSOCIATES II, LLC, a California limited liability company (“Landlord”), and SANGAMO THERAPEUTICS, INC., a Delaware corporation (formerly known as Sangamo Biosciences, Inc., a Delaware corporation) (“Tenant”), with reference to the following facts:
A. Landlord and Tenant entered into that certain Triple Net Laboratory Lease dated as of May 23, 1997, together with an Addendum thereto dated May 28, 1997 (collectively, the “Original Lease”), as amended by those certain letter agreements dated June 15, 1999, April 21, 2000 and November 3, 2000, that certain First Amendment to Lease dated March 12, 2004, that certain Lease Addendum dated December 12, 2006 , that certain Second Amendment to Lease dated March 15, 2007, that certain Lease Addendum III dated April 2, 2012 , that certain Third Amendment to Lease dated August 1, 2013, that certain Lease Addendum dated December 1, 2013 , that certain Fourth Amendment to Lease dated June 10, 2016, that certain Fifth Amendment to Lease dated July 10, 2017, that certain Sixth Amendment to Lease dated May 11, 2018 (the “Sixth Amendment”), and that certain Seventh Amendment to Lease dated May 20, 2020, pursuant to which Tenant leases certain premises consisting of approximately 46,488 rentable square feet known as Suites A, B, C-1, C-2, F, G, H and J, in the building located at 501 Canal Boulevard, Point Richmond, California. The Original Lease, as so amended, is collectively referred to herein as the “Existing Lease”.
B. Tenant has requested that Landlord extend the date by which Tenant must apply to receive the Suites A, B and C-1 Allowances (as defined in the Sixth Amendment), and Landlord is willing to do the same on the following terms and conditions.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Incorporation of Recitals and Defined Terms. The Recitals above are hereby incorporated herein. As of the Effective Date, unless context clearly indicates otherwise, all references to “the Lease” or “this Lease” in the Existing Lease or in this Eighth Amendment shall be deemed to refer to the Existing Lease, as amended by this Eighth Amendment. Capitalized terms which are not otherwise defined in this Eighth Amendment shall have the meanings set forth in the Existing Lease.
2.Suites A, B and C-1 Allowances. Section 1.2 of Exhibit A to the Sixth Amendment is hereby amended to change the date therein from “August 31, 2021” to “November 30, 2021”.
3.Counterparts; PDF. This Eighth Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Eighth Amendment may be executed in so-called “pdf” format and each party
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has the right to rely upon a pdf counterpart of this Eighth Amendment signed by the other party to the same extent as if such party had received an original counterpart.
4.Status of Existing Lease. Except as amended hereby, the Existing Lease is unchanged, and, as amended hereby, the Existing Lease remains in full force and effect.
IN WITNESS WHEREOF, Landlord and Tenant have entered into this Eighth Amendment as of the date first set forth above.

Landlord:	POINT RICHMOND R&D ASSOCIATES II, LLC, a California limited liability company
	By:	Wareham-NZL, LLC, its Manager
By: /s/ Richard K. Robbins Its Manager
Tenant:	SANGAMO THERAPEUTICS, INC., a Delaware corporation By: Sung Lee Name: Sung Lee Title: EVP & CEO
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